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                                                                   EXHIBIT 10.21












                            ASSETS PURCHASE AGREEMENT


                                     between


                             HIGH SPEED ACCESS CORP.


                                       and


                         ATLANTA ON-LINE INTERNET, INC.

                                  joined in by

                                  MARVIN ANGLIN

                                       and

                                  ELLEN ANGLIN


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                            ASSETS PURCHASE AGREEMENT

         This is an Assets Purchase Agreement dated March 17, 1999 (this "Agreement"), among High Speed Access Corp. ("Purchaser"), a Delaware corporation, and Atlanta On-Line InterNet, Inc., a Georgia corporation ("Seller"), joined in by Marvin Anglin ("Anglin") and Ellen Anglin (together, the "Shareholders"), the sole shareholders of Seller.

                                    RECITALS

         A. Seller is engaged in the business of providing internet access and related services to residential and commercial customers in Atlanta, Georgia and surrounding areas (the "Business").

         B. Seller wishes to sell, and Purchaser wishes to purchase, upon the terms and conditions set forth in this Agreement, substantially all of Seller's assets used in the Business. Purchaser shall also assume specific liabilities of the Seller as described herein.

         C. This Agreement is the definitive acquisition agreement contemplated by and among the parties.

         NOW, THEREFORE, in consideration of the mutual benefits and covenants contained herein, and subject to the terms and conditions set forth herein, the parties agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Anglin Employment Agreement" shall mean the Employment Agreement dated as of the Closing Date, in substantially the form attached hereto as Annex 1.1(a), to be entered into between Purchaser and Anglin at the Closing.

                  (b) "Assets" shall mean all of Seller's assets (other than Seller's Cash or Cash Equivalents and Pre-Execution Accounts Receivable) including, without limitation, the Customers, Contracts, Equipment, Good Will, Leases, Intellectual Property, Prepaid Assets, and Post-Execution Accounts Receivable. "Assets" shall not include the corporate charter, taxpayer and other identification numbers, corporate seals, minute book, stock transfer book, or other documents relating to the organization, maintenance and existence of Seller as a corporation.

                  (c) "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement dated the Closing Date, in substantially the form attached hereto


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as Annex 1.1(c), pursuant to which Seller shall assign, and Purchaser shall assume, the Contracts.

                  (d) "Assignment of Lease" shall mean the Assignment of Lease, in substantially the form attached hereto as Annex 1.1(d), pursuant to which Seller shall assign the Lease to Purchaser.

                  (e) "Bill of Sale" shall mean the Bill of Sale, in substantially the form attached hereto as Annex 1.1(e), pursuant to which Seller shall transfer to Purchaser all of the Assets other than the Contracts and the Trademarks.

                  (f) "Cash or Cash Equivalents" shall mean all of Seller's cash or cash equivalents other than cash or cash equivalents received in satisfaction of Post-Execution Accounts Receivable generated after the date of this Agreement.

                  (g) "Closing" shall mean the consummation of the transactions contemplated in this Agreement in accordance with the provisions of Section 7.

                  (h) "Closing Date" shall mean the date first set forth above in this Agreement.

                  (i) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (j) "Contracts" shall mean all purchase orders, contracts (including contracts with Customers), leases (other than the Lease) and other commitments, whether written or oral, to which Seller is a party or otherwise obligated, true and correct copies or written descriptions of which have been delivered previously to Purchaser and all of which are listed on Annex 1.1(j) hereto.

                  (k) "Customers" shall mean all persons or entities utilizing the Seller's internet and related services including, without limitation, customer email addresses and registered customer domain names, all of which are listed on Annex 1.1(k) hereto.

                  (l) "Equipment" shall mean all of Seller's technical, computer and ISP equipment, and any and all tangible personal property necessary for operation of the Business, including, without limitation, the items described on Annex 1.1(l)(1) hereto, but excluding the equipment, furniture and fixtures listed on Annex 1.1(l)(2) hereto.

                  (m) "Financial Statements" shall mean (i) Seller's unaudited balance sheet, and related unaudited statements of income and cash flows for its fiscal years ended December 31, 1998 and December 31, 1997 (the "Financial Statements"), and (ii) Seller's unaudited balance sheet (the "Current Balance Sheet") and related statement of income for the period ended February 28, 1999 (the "Current Financial Statements"), copies of which have previously been delivered to Purchaser.


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                  (n) "Good Will" shall mean Seller's good will (if any),
customer list, and telephone numbers, and the name "Atlanta On-Line" and any variations thereof including "Atlanta On-Line InterNet, Inc.", and the going concern value of the Business.

                  (o) "Intellectual Property" shall mean all Seller's internet domain names, trade names, trademarks or service marks (the "Trademarks"), together with the Good Will associated therewith; copyrights; pending or issued registrations for any of the foregoing; patents and patent applications; Software; unpatented inventions; trade secrets and other confidential or proprietary information, processes, formulas and methods; and all other intangible property rights of any kind, including, without limitation, the items described on Annex 1.1(o) hereto.

                  (p) "Lease" shall mean Seller=s lease of its administrative offices located at 2260 Northwest Parkway, Suite S, Marietta, Georgia, 30067 (the "Real Property"), a true and correct copy of which has been previously delivered to Purchaser.

                  (q) "Liabilities" shall mean all accounts payable, notes payable, liabilities, commitments, indebtedness or obligations of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured, direct or indirect, of Seller, or to which any of the Assets are subject.

                  (r) "Noncompetition Agreement" shall mean the Noncompetition Agreement dated as of the Closing Date, in substantially the form attached hereto as Annex 1.1(r), to be entered into among Purchaser, Seller and the Shareholders at the Closing.

                  (s) "Other Agreements" shall mean the Assignment of Lease, Assignment and Assumption Agreement, Bill of Sale, Employment Agreements, Noncompetition Agreement and Warrant and all other agreements, certificates, guaranties, instruments or other documents contemplated by, required by, referred to in, or executed in connection with, this Agreement or the consummation of the transactions contemplated hereby.

                  (t) "Permits" shall mean all permits, licenses, franchises, approvals, certificates or authorizations of any federal, state or local governmental or regulatory body required in order to permit Seller to carry on its business, a list of which is set forth on Annex 1.1(t) hereto.

                  (u) "Person" shall mean any person, firm, trust, partnership, corporation or other business entity.

                  (v) "Post-Execution Accounts Receivable" shall mean all of Seller's accounts receivable generated after the date of this Agreement.

                  (w) "Pre-Execution Accounts Receivable" shall mean all of Seller's accounts



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receivable existing as of the date of this Agreement.

                  (x) "Prepaid Assets" shall mean all of Seller's prepaid assets, including, without limitation, any prepaid insurance or rent.

                  (y) "Software" shall mean all computer software developed or owned by Seller, or used by Seller under a valid licensing agreement, and all source and object codes and rights under any license or other agreements related to such software, all of which is listed on Annex 1.1(y) hereto.

                  (z) "Tax" shall mean any federal, state, local or foreign income or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether or not disputed.

                  (aa) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (bb) "Warrant" shall mean the Warrant dated as of the Closing Date, in substantially the form attached hereto as Annex 1.1(bb).

         1.2 ADDITIONAL TERMS. Other capitalized terms used in this Agreement but not defined in Section 1.1 above shall have the meanings ascribed to them wherever such terms first appear in this Agreement.

                                    SECTION 2

                                PURCHASE AND SALE

         2.1 PURCHASE OF THE ASSETS. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase, the Assets.

         2.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Assets shall be: (a) $240,000, in cash or immediately available funds to be delivered by the Purchaser to the Seller at the Closing; and (b) the Warrant.

         2.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets for tax purposes as set forth on Annex 2.3 hereto. Purchaser and Seller shall report the transactions contemplated herein for all tax purposes in accordance with such allocation and, in any proceeding related to the determination of any tax, neither Purchaser nor Seller or Shareholders shall contend or represent that such allocation is not a correct allocation.

         2.4 SELLER'S LIABILITIES AND WARRANTY OBLIGATIONS. Except for the obligations



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assumed by Purchaser pursuant to the Assignment and Assumption Agreement and the
Assignment of Lease, Purchaser is not assuming, and the parties do not intend for Purchaser to assume, pursuant to this Agreement or otherwise, any Liabilities. Seller and Shareholders agree and confirm that Seller and Shareholders are, and will remain, responsible for and will pay any and all Liabilities other than those specifically assumed by Purchaser hereunder. Seller and Shareholders agree to pay Purchaser the full amount of any costs incurred by Purchaser to settle any Liabilities related to Customer complaints regarding services rendered by Seller prior to Closing which Seller fails to resolve within five (5) days after receipt of notice from Purchaser. Purchaser may offset against the balance of the Purchase Price remaining hereunder, any amounts due under the Anglin Employment Agreement, or the value of, or shares issuable pursuant to, the Warrant, any amounts owed to Purchaser pursuant to this Section 2.4 and not paid promptly by Seller upon demand by Purchaser.

         2.5      EMPLOYEES OF SELLER.

                  (a) At the Closing, Purchaser shall enter into the Anglin Employment Agreement and make offers of at-will employment to Mark Stevens at an annual salary of $30,000, and Jan Elrod at an annual salary of $25,000. At or before the Closing, Purchaser shall enter into a six month employment agreement with Doug Thompson on terms reasonably satisfactory to Purchaser. Purchaser will also assume any accrued vacation earned by Mr. Stevens, Ms. Elrod and Doug Thompson.

                  (b) Other than the employment arrangements set forth in
Section 2.5(a), Purchaser will not purchase, recognize, assume or otherwise acquire any rights, obligations, assets or liabilities under, arising from or resulting from any employment agreement or relationship in existence between Seller and any employee, or any person employed to consult with or perform services for Seller, or otherwise. Seller understands that Purchaser shall not be obligated to hire any of Seller's employees, except to the extent provided in
Section 2.5(a), but that Purchaser, in its sole discretion, may hire some or all of such employees on such terms as Purchaser and the employees so hired may agree. Seller and the Shareholders agree to cooperate with Purchaser in Purchaser's selection of Seller's employees to be hired by Purchaser.

                  (c) Seller agrees to either layoff or terminate all of its employees as of the Closing Date, in compliance with any and all laws applicable to such termination.

                  (d) Purchaser shall not be responsible to Seller or to any current or former employee of Seller for any employee benefits (whether earned, accrued or vested) due to Seller's employees with respect to their employment on or prior to the Closing Date.

                  (e) Seller shall provide all notices to its employees and their dependents upon the termination of an employee or dependent's group health care coverage required by the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) due to termination of an employee's employment with Seller, without regard to whether Purchaser re-hires any or all of



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Seller's employees; Seller specifically undertakes to provide any continuation coverage under COBRA elected by Seller employees and their dependents, whether or not Purchaser re-hires any or all of such employees.

                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES
                         OF SELLER AND THE SHAREHOLDERS

         Seller and the Shareholders, jointly and severally, represent and warrant to Purchaser that, except as set forth in a letter of even date herewith and signed by Seller's authorized officer and the Shareholders (the "Seller Disclosure Letter"):

         3.1 ORGANIZATION. Seller is a corporation duly organized and validly existing under the laws of the State of Georgia, and has full corporate power and authority to own, lease and operate its Assets as such Assets are now owned, leased and operated, and to conduct the Business as and where the Business is now conducted. Seller is qualified to do business and is in good standing in all jurisdictions in which the character of the properties owned or leased by it, or the nature of the activities conducted by it, makes such qualification necessary.

         3.2 STOCK. Seller's outstanding capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable, and held of record by the Shareholders. There are no stock options, stock rights or stock warrants outstanding pursuant to which any Person could acquire an interest in Seller.

         3.3 AUTHORITY.

                  (a) Seller and Shareholders have full right, power, authority and capacity to execute and deliver this Agreement and the Other Agreements, and to perform their respective obligations under this Agreement and the Other Agreements. This Agreement and the Other Agreements constitute valid and legally binding obligations of Seller and Shareholders, enforceable in accordance with their terms.

                  (b) The execution and delivery of this Agreement and the Other Agreements, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by Shareholders and Seller will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, the Articles of Incorporation or Bylaws of Seller; any contract, agreement, arrangement or undertaking to which either Seller or Shareholders is a party or by which any of them may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority; or any applicable law, ordinance, rule or regulation of any governmental body; (ii) result in the creation of any claim, lien, charge or encumbrance upon any of the Assets; or
(iii) terminate or cancel, or result in the termination or cancellation of,



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any agreement or undertaking to which Seller is a party.

                  (c) The execution and delivery of, and the performance and consummation of the transactions contemplated by, this Agreement and the Other Agreements have been duly authorized by all requisite corporate action of Seller. All other consents, approvals, authorizations, releases and orders required of or for Seller and Shareholders for the authorization, execution, and delivery of, and for the performance and consummation of the transactions contemplated by, this Agreement and the Other Agreements have been obtained.

         3.4 FINANCIAL STATEMENTS. Seller has previously delivered to Purchaser true and complete copies of the Financial Statements. The Financial Statements
(a) present fairly, accurately and correctly the results of operation of Seller for the periods covered thereby and the financial condition of Seller as at the dates thereof; and (b) were prepared in conformity with generally accepted accounting principles; provided, however, that the Current Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since December 31, 1997, the Business and affairs of Seller have been conducted only in the ordinary course and there has been no material change in the condition (financial or otherwise), Assets, liabilities, earnings, Business, operations, affairs or prospects of Seller, other than minor changes in the ordinary course, none of which either singly or in the aggregate has been materially adverse.

         3.5 TITLE TO ASSETS. Seller shall deliver to Purchaser at the Closing, good and marketable title to all of the Assets, free and clear of any claims, liens, charges, mortgages, security interests or other encumbrances whatsoever notwithstanding encumbrances disclosed on the Seller Disclosure Letter which shall be terminated and released to Purchaser's satisfaction at or before the Closing.

         3.6 REAL PROPERTY. No instrument of record, easement, license, grant, applicable zoning or building law, ordinance, administrative regulation, urban redevelopment law or other impediment of any kind prohibits or interferes with, limits or impairs, or would, if not permitted by any prior non-conforming use, prohibit or interfere with, or limit or impair, the use of, operation, maintenance of or access to, the Real Property leased by Seller as now used, operated or maintained by Seller. No notice of any violation of any applicable zoning or building law or ordinance or administrative regulation has been received by Seller, and neither Seller nor the Shareholders know of the threat of any such notice. No condemnation proceeding has been instituted or is, to Seller's and Shareholders' knowledge threatened with respect to any of the Real Property.

         3.7 CONDITION OF ASSETS. The Assets of Seller, including, without limitation, all of the Equipment and the Software (including source and object codes and rights under any license or other agreements related to such software), are in good condition and repair, ordinary wear and tear excepted and in the state of maintenance, repair and operating condition required for the proper operation and the use thereof in the ordinary course.

         3.8 TAX MATTERS. Seller has properly and accurately prepared in all material



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respects and filed all Tax Returns and reports required to be filed by Seller under all applicable statutes, laws and regulations on or before the due dates thereof. Seller has paid all Taxes, including all interest, penalties, and assessments, which are due and payable, and all such Taxes due and payable by Seller have been fully discharged. Seller has set up an amount as a reserve for Taxes that is sufficient for the payment of all unpaid federal withholding, state, local, and other Taxes, including interest, penalties and assessments accrued, applicable or attributable to the period ending up through the Closing Date, and to all prior years and periods. The federal income Tax Returns of Seller have never been examined by the Internal Revenue Service, no deficiencies have ever been proposed, no examinations are pending, and in Seller's reasonable belief, no basis for any such deficiencies exists. Proper and accurate amounts have been withheld by Seller from employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local laws. Seller is not a party to any action for collection of Taxes, and neither Seller nor Shareholders know, or has any reasonable grounds to know, of any contemplated actions for collection of any Taxes whatsoever from Seller.

         3.9 UNDISCLOSED LIABILITIES. The Assets are not subject to any, liability, commitment, indebtedness or obligation of any kind whatsoever, whether absolute, accrued, contingent, known or unknown, matured or unmatured which is not reflected and adequately reserved against in the Current Financial Statements or incurred since February 28, 1999, in the ordinary course of business and not in breach of any provision of this Agreement. Seller and Shareholders have disclosed to Purchaser all material information known to Seller and Shareholders regarding Seller's product warranty, claims handling, and product repair procedures and practices, and Seller's product warranty and liability history, including, without limitation, the existence of recurring defects.

         3.10 CONTRACTS.

                  (a) Except for the Contracts and the Lease, Seller is not a party to or bound by, and neither the Assets nor the Business are bound or affected by, any written or oral contract, agreement or commitment of any kind whatsoever.

                  (b) Seller has performed all obligations required to be performed by it to date under all Contracts and the Lease, and neither Seller nor Shareholders know, or has any reasonable grounds to know, that any other party is in default (or would be in default on the giving of notice or the lapse of time or both) under any Contract or Lease.

                  (c) True and complete copies of all Contracts and the Lease to which Seller is a party have been delivered to Purchaser and there are no amendments to or modifications of, or significant agreements of the parties relating to, any such Contract or Lease, which have not been disclosed in writing to Purchaser, and each such Contract and Lease is valid and binding on the parties thereto in accordance with its respective terms. There are no unwritten contracts or commitments to which Seller is a party or by which the Seller is bound.



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         3.11 LITIGATION AND PENDING PROCEEDINGS. There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending, or, to the knowledge of Seller and Shareholders, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against, by or affecting Seller, the Assets, or the Business, the prospects or condition (financial or otherwise) of the Business, or which would prevent the performance of this Agreement or the Other Agreements or any of the transactions contemplated hereby or thereby, or which declare the same unlawful or cause the rescission thereof. Seller has complied with and is not in default in any respect under (and has not been charged or, to the knowledge of Seller and Shareholders, threatened with, and is not under an investigation with respect to, any charge concerning any violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative), or any order, writ, injunction or decree of any court, agency or instrumentality.

         3.12 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Seller shown on the Current Balance Sheet or thereafter acquired by Seller have been collected or are current and collectible in the ordinary course (in the case of any such note in accordance with its terms, and in the case of any such account within sixty (60) days after billing) at the aggregate recorded amounts thereof on Seller's books, less the bad debt reserves provided therefor on the Current Balance Sheet as such reserves may have been adjusted on Seller's books in the ordinary course of business to date. No note or account receivable of Seller is subject to counterclaim or setoff.

         3.13 PERMITS, ETC. All the Permits are currently in full force and effect, and no misrepresentations or willful or negligent omissions were made of any material fact in obtaining any such Permits. Such Permits are sufficient to permit Seller to conduct the Business in the manner in which it is now being conducted. No proceedings have been instituted or are, to the knowledge of Seller and the Shareholders, threatened, seeking the suspension, termination, modification, revocation, alteration or amendment of any such Permits, or to declare any of them invalid in any respect, and neither Seller nor any of the Shareholders know of any reason for any such revocation or limitation.

         3.14 INTELLECTUAL PROPERTY. Annex 1.1(o) sets forth a true and complete identification and summary description of all Intellectual Property either owned by Seller or utilized by Seller in the Business, including a description of the nature of Seller's interest therein. All of the Intellectual Property is owned by Seller and is free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims; Seller is not a party to any licenses, consents, settlements or other agreements involving the Intellectual Property; there are, and have been, no claims, actions or judicial or adversarial proceedings involving the Intellectual Property, and no such actions or proceedings are threatened or to the knowledge of Seller and Shareholders, anticipated; Seller has the right and authority to use the Intellectual Property in connection with the conduct of the Business and to the knowledge of the Seller and the Shareholders, such use has not and will not infringe upon, constitute a misappropriation of, or otherwise violate the rights of any other person in, any Intellectual



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Property; and neither Seller nor Shareholders know of any past or present occurrences of any probable infringement or misappropriation of, or violation of Seller's rights in, any of the Intellectual Property.

         3.15 PROPRIETARY INFORMATION. Prior to or in conjunction with the Closing, Seller and Shareholders shall have fully disclosed to Purchaser all customer lists, trade secrets, processes, inventions, formulas, methods, know-how and other proprietary information used or developed by Seller in connection with the Business. Neither Seller nor Shareholders have disclosed or permitted the disclosure of any such proprietary information to any other Person except for disclosures to employees in the ordinary course of business, and the use by Seller of such proprietary information does not violate any other Person's proprietary rights.

         3.16 CUSTOMERS, ETC.

                  (a) Seller has delivered to Purchaser a true and accurate list of the names and addresses of all of Seller's suppliers, distributors, sales representatives, and business partners with whom or which Seller has done business since Seller's inception. Neither Seller nor the Shareholders know that any supplier, distributor, sales representative, or business partner has terminated or expects to terminate a portion of its normal business with Seller.

                  (b) A list of the names and addresses of all of Seller's Customers is attached hereto as Annex 1.1(k). Such list comprises, in the aggregate, at least 308 residential and 206 commercial Customers of Seller, and neither Seller nor Shareholders know that any Customer has terminated or expects to terminate all or a portion of its normal business with Seller.

         3.17 INSURANCE. Seller's tangible Assets, whether owned or leased, of Seller are insured against the hazards and in the amounts stated in the policies of insurance listed on the Seller Disclosure Letter. Seller carries insurance against personal injury and property damage to third persons and in respect of its services and operations and such other insurance as is stated in the policies of insurance listed on the Seller Disclosure Letter. All such insurance is in full force and effect. The Seller Disclosure Letter sets forth a true and complete list of all claims in excess of $5,000 made by Seller during the past three (3) years under any such policy.

         3.18 EMPLOYEE BENEFIT PLANS. As used in this Agreement, the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; and the terms "employee welfare benefit plan" and "employee pension benefit plan" shall have the meanings ascribed to them in Sections 3(1) and 3(2) of ERISA, respectively. With respect to each employee welfare benefit plan and employee pension benefit plan, if any, which is maintained by Seller or in which at least one of Seller's employees participates: (a) each such plan is listed on Seller Disclosure Letter; and (b) a true and correct copy of each such plan, and any trust instrument, investment manager contract or insurance policy used in conjunction with such plan or to provide benefits thereunder, and any summary plan description, have been made available to Purchaser. Purchaser shall have no liability under any of Seller's employee



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welfare benefit plans or employee pension benefit plans.

         3.19 LABOR RELATIONS. Seller is not a party to, or negotiating, and has no obligations under any agreement, collective bargaining or otherwise, with any party relating to the compensation or working conditions of any of Seller's employees. Seller is not obligated under any agreement to recognize or negotiate with any labor organization or union on behalf of its employees. Neither Seller nor Shareholders know of any union organizational or representational activities underway among any of its employees. Seller has not been charged or threatened with a charge of any unfair labor practice.

         3.20 BULK SALES. The purchase and sale of the Assets and the other transactions contemplated in this Agreement will be free and clear of any and all claims by creditors of Seller under any bulk sales or similar laws or statutes. Seller and the Shareholders shall, in accordance with Section 6 of this Agreement, jointly and severally, indemnify and hold Purchaser harmless from and against, and shall pay to Purchaser the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys' fees) resulting to Purchaser from or in connection with any applicable bulk sales or similar laws or statutes to the extent that the same may apply to the transactions contemplated herein and provided such claim, loss, damage, liability or expense does not arise from any Liabilities assumed by Purchaser hereunder.

         3.21 YEAR 2000. All information technology, including but not limited to, file servers, operating systems, workstations and other computer software and hardware used by Seller in the Business as presently conducted ("Information Technology") that contains or relies upon a calendar function, provides specific dates or calculates spans of dates, either (a) is able to record, store, process and provide true and accurate dates and calculations for dates and spans of dates into, and between the twentieth and twenty-first centuries, and through the years 1999 and 2000 including leap years, without degradation in performance, and without requiring intervention or modification ("Y2K Compliant"), or (b) is capable of being made Y2K Compliant through standard upgrades provided by the manufacturer. Seller will cooperate with Buyer in performing Year 2000 testing and completing Year 2000 upgrades to make all Seller's Information Technology Y2K Compliant.

         3.22 ACCESS TO INFORMATION. Seller has received and reviewed a draft copy of Purchaser's registration statement on Form S-1. Seller has had a reasonable opportunity to ask questions of and receive information and answers from Purchaser concerning the business, financial condition and prospects of Purchaser and all such questions have been answered and all such information has been provided to the full satisfaction of Seller; all documents, records and books which Seller has requested pertaining to Purchaser have been made available for inspection by Seller. Seller is not relying on Purchaser with respect to the tax and other economic considerations of Seller relating to the issuance of the Warrant. In regard to such considerations, Seller has relied on the advice of, or has consulted with, only his own advisors.

         3.23 PREPAID ACCOUNTS RECEIVABLE. The aggregate dollar amount of prepayments received by Seller as of the Closing Date for customer services not provided prior to the Closing Date, net of Prepaid Assets, shall not exceed $7,000.00.

         3.24 COMPLETENESS OF STATEMENTS. No statement, Annex, certificate, information, representation or warranty of Seller or the Shareholders contained in this Agreement or the Other Agreements, or furnished by or on behalf of Seller or the Shareholders to Purchaser or any of its agents pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make a statement contained herein or therein not materially misleading.

                                    SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         4.1 ORGANIZATION. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full corporate power and authority to own and lease its properties as such properties are now owned and leased, and to conduct its business as and where its business is now conducted.

         4.2 AUTHORITY.

                  (a) Purchaser has full right, power, and authority to execute and deliver, and to perform its obligations under, this Agreement and the Other Agreements to which it is a party. This Agreement and the Other Agreements to which Purchaser is a party constitute valid and legally binding obligations of Purchaser enforceable in accordance with their terms.

                  (b) The execution and delivery of this Agreement and the Other Agreements, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by Purchaser will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, Purchaser's Articles of Incorporation or Bylaws; any contract, agreement, arrangement or undertaking to which Purchaser is a party or by which Purchaser may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority; or any applicable law, ordinance, rule or regulation of any governmental body; (ii) result in the creation of any claim, lien, charge or encumbrance upon any of the properties or assets (whether real or personal, tangible or intangible) of Purchaser; or (iii) terminate or cancel, or result in the termination or cancellation of, any agreement or undertaking to which Purchaser is a party.

                  (c) The execution and delivery of, and the performance and consummation of the transactions contemplated by, this Agreement and the Other Agreements have been duly authorized by all requisite corporate action of Purchaser. All other consents, approvals, authorizations, releases and orders required of or for Purchaser for the authorization, execution, and delivery of, and for the performance and consummation of the transactions contemplated by, this Agreement and the Other Agreements have been obtained.

         4.3 COMPLETENESS OF STATEMENTS. No statement, Annex, certificate, information, representation or warranty of Purchaser contained in this Agreement or the Other Agreements, or furnished by or on behalf of Purchaser to Seller or any of its agents pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make a statement contained herein or therein not misleading.

                                    SECTION 5

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to consummate the transactions contemplated herein shall be subject to the satisfaction of the following conditions at or before the Closing:

         5.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller and Shareholders contained herein shall be true on the Closing Date in all material respects, with the same effect as though made at such time, except to the extent of changes permitted by the terms of this Agreement. Seller and Shareholders shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Closing. In addition, the President of Seller and Shareholders shall have delivered to Purchaser a certificate (the "Seller's Closing Certificate") dated the Closing Date and signed by each of them to the effect that, except as disclosed in the certificate, they do not know of any failure or breach of any representation, warranty or covenant made by Seller or Shareholders.

         5.2 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change since the date of this Agreement in the financial condition, business, assets or results of operations of Seller.

         5.3 STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by Purchaser of the transactions contemplated in this Agreement shall have been fulfilled, and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit the consummation by Seller of the transactions contemplated by this Agreement, and to permit the business presently carried on by Purchaser to continue unimpaired in all material respects immediately following the Closing, shall have been obtained.

         5.4 DELIVERIES. Seller and Shareholders shall have made all of their deliveries contemplated in this Agreement, including, without limitation, all of the deliveries set forth in

Section 7.2.

         5.5 ANNEXES AND SELLER DISCLOSURE LETTER. Seller shall have delivered to Purchaser certain Annexes hereto and the Seller Disclosure Letter five (5) days prior to the Closing. Purchaser's obligation to perform hereunder shall be subject to Purchaser's review and approval of such Annexes and the Seller Disclosure Letter.

         5.6 INVESTMENT INTENT LETTER. Seller shall have delivered to Purchaser an investment intent letter dated the date hereof in connection with the issuance of the Warrant in a form reasonably satisfactory to Purchaser.

         5.7 CLOSING. The Closing shall occur on or before March 31, 1999.

                                    SECTION 6

              CONDITIONS TO OBLIGATIONS OF SELLER AND SHAREHOLDERS

         The obligations of Seller and Shareholders to consummate the transactions contemplated herein shall be subject to the satisfaction of the following conditions at or before the Closing:

         6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Purchaser contained herein shall be true on the Closing Date in all material respects, with the same effect as though made at such time, except to the extent of changes permitted by the terms of this Agreement. Purchaser shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing. In addition, Purchaser shall have delivered to Seller a certificate (the "Purchaser Closing Certificate") dated the Closing Date and signed by its President to the effect that, except as disclosed in the certificate, they do not know of any failure or breach of any representation, warranty or covenant made by Purchaser.

         6.2 STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by Seller of the transactions contemplated in this Agreement shall have been fulfilled, and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit the consummation by the Seller of the transactions contemplated in this Agreement, shall have been obtained.

         6.3 DELIVERIES. At or before the Closing, Purchaser shall make all of its deliveries contemplated in this Agreement, including, without limitation, all of the deliveries set forth in Section 7.3.

         6.4 CLOSING. The Closing shall occur on or before March 31, 1999.

                                    SECTION 7

                                   THE CLOSING


         7.1 DATE AND PLACE. The Closing shall be held on the Closing Date at 10:00 a.m. in the offices of Brown, Todd & Heyburn, PLLC, 400 West Market Street, 32nd Floor, Louisville, Kentucky 40202-3363, or at such other place or time on the Closing Date as the parties may mutually agree.

         7.2 CLOSING DELIVERIES OF SELLER AND SHAREHOLDERS. Seller and Shareholders shall make the following deliveries to Purchaser, and execute the following documents, as appropriate, at or before the Closing:

                  (a)      Bill of Sale;
                  (b)      Assignment and Assumption Agreement;
                  (c)      Assignment of Lease and related landlord consent;
                  (d)      Noncompetition Agreement;
                  (e)      Anglin Employment Agreement;
                  (f) Articles of Amendment changing Seller's corporate name;
                  (g) All necessary consents to the assignment of the Contracts; and
                  (h)      Seller Closing Certificate.

         7.3 CLOSING DELIVERIES OF PURCHASER. Purchaser shall make the following deliveries to Seller and Shareholders, and execute the following documents, as appropriate, at or before the Closing:

                  (a)      Purchase Price payable at Closing;
                  (b)      Warrant;
                  (c)      Assignment and Assumption Agreement;
                  (d)      Assignment of Lease;
                  (e)      Anglin Employment Agreement;
                  (f)      Noncompetition Agreement; and
                  (g)      Purchaser Closing Certificate.

                                    SECTION 8

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES--INDEMNIFICATION

         8.1 SURVIVAL. Each of the parties' representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

         8.2 INDEMNITY BY SELLER AND SHAREHOLDERS. Seller and the Shareholders shall, jointly and severally, indemnify and hold harmless Purchaser from and against, and shall pay to the Purchaser the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys' fees) resulting to the Purchaser ("Indemnifiable Loss"), from any inaccuracy in any representation or warranty, or any breach of any covenant or agreement, by Seller or Shareholders contained in this Agreement or in any of the Other Agreements.

         8.3 INDEMNITY BY PURCHASER. The Purchaser shall indemnify and hold harmless Seller from and against, and shall pay to Seller the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys' fees) resulting to Seller, from any inaccuracy in any representation or warranty, or any breach of any covenant or agreement, by the Purchaser contained in this Agreement or in any of the Other Agreements.

         8.4 REMEDIES. Upon the occurrence of any event for which a party is entitled to indemnification under this Agreement, the aggrieved party shall have all the rights and remedies at law and in equity available to it. Without limiting the foregoing, Seller, Shareholders and Purchaser hereby agree to pay promptly upon receipt of notice from the other party any amounts which such parties may owe to the other party from time to time by reason of the indemnification provisions of this Agreement or otherwise. In any event, to the extent Purchaser incurs an Indemnifiable Loss, Purchaser may set off against such Indemnifiable Loss any amounts owed to Seller or Shareholders pursuant to the Anglin Employment Agreement or any amounts due under this Agreement.

         8.5 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under this Section 8, the party seeking indemnification (the "Indemnitee") shall promptly notify the other party or parties (the "Indemnitor(s)") of the claim and, when known, the facts constituting the basis for such claim. Such notice shall specify, if known, the amount or a good faith estimate of the amount of the liability arising therefrom.

                                    SECTION 9

                                  MISCELLANEOUS

        9.1 NOTICES. Any notices or other communications required or permitted hereunder shall be deemed to have been duly given (a) if delivered in person and a receipt is given; or (b) if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

                  (a)      If to Seller or Shareholders:

                           Atlanta On-Line InterNet, Inc.
                           2260 Northwest Parkway, Suite S
                           Marietta, Georgia 30067
                           Attn: Marvin Anglin

                  (b)      If to Purchaser:

                           High Speed Access Corporation
                           1000 W. Ormsby Street
                           Louisville, KY  40210
                           Attn: John Hundley


     with a copy to:

     Brown, Todd & Heyburn PLLC
     400 West Market Street
     Louisville, Kentucky 40202-3363
     Attn:  David L. Beckman, Jr.

or if sent to such substituted address as any of the parties has given to the others in writing in accordance with this Section 9.1.

         9.2 WAIVERS. No waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

         9.3 EXPENSES. Each party shall assume its respective expenses incurred in connection with the transactions contemplated by this Agreement.

         9.4 HEADINGS; INTERPRETATION. The headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, as applicable.

         9.5 ANNEXES AND SELLER DISCLOSURE LETTER. The Annexes to this Agreement and the Seller Disclosure Letter are incorporated herein by reference and expressly made a part hereof.

         9.6 ENTIRE AGREEMENT. All prior negotiations and agreements by and among the parties hereto with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth herein or in an Annex or Seller Disclosure Letter delivered in connection herewith.

         9.7 REPRESENTATIONS AND WARRANTIES, ETC. The representations and warranties of each party contained herein shall not be deemed to be waived or otherwise affected by any investigation made by any other party hereto.

         9.8 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Kentucky, without regard to its conflicts of law principles.

        9.9 BROKERS. The parties covenant and agree with one another that they have not dealt with any broker or finder in connection with any of the transactions contemplated in this Agreement and, insofar as they know, no broker or other Person is entitled to a commission or finders' fee in connection with these transactions. Each party shall indemnify and hold the other parties harmless from and against any claim by any agent or broker claiming by or through it for any fee or other compensation due or allegedly due that broker or agent.

        9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

        9.11 BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, Seller and Shareholders and their heirs, personal representatives, successors and assigns, and Purchaser and each of its successors and assigns; provided, however, that no party to this Agreement shall assign his or its rights or obligations hereunder without the express written consent of the other parties, which consent shall not be unreasonably withheld.

        9.12 SEVERABILITY. If any provision of this Agreement or its application will be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

        9.13 RISK OF LOSS. The risk of any loss or damage to any of the Assets by fire or any other casualty or cause shall be borne by Seller at all times through the Closing, and by Purchaser thereafter.

        9.14 FURTHER ASSURANCES. From time to time at another party's request and without further consideration, a party shall execute and deliver such further instruments of conveyance, assignment and transfer, and take such other actions as the requesting party may reasonably request, in order to more effectively convey and transfer any of the Assets. In addition, any monies collected by a party which are due and payable to another party will be promptly remitted to such party upon receipt thereof.

        9.15 ARBITRATION. All controversies, disputes or claims arising among the parties in connection with, or with respect to, any provision of this Agreement or any of the Other Agreements, which has not been resolved within fifteen (15) calendar days after either Purchaser or Seller and Shareholders shall notify the other in writing of such controversy, dispute or claim, may be submitted to arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Unless otherwise mutually agreed, arbitration shall take place at an appointed time and office location in Louisville, Kentucky. In the event of arbitration, each of the Purchaser and Seller and Shareholders shall select one arbitrator (who shall not be counsel for any such party); and the two so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within seven (7) calendar days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within fourteen (14) calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. The award of the arbitrators may grant any relief which might be granted by a court of general jurisdiction, including, without limitation, award of damages and/or injunctive relief, and may, in the discretion of the arbitrators, assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrators and reasonable attorneys' fees, against either or both parties, in such proportions as the arbitrators shall determine. Nothing herein contained shall bar the right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration.

        9.16 SALES AND TRANSFER TAXES AND FEES. All sales and transfer taxes, and all recording, filing and other fees (including any penalties or interest), incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Seller.

        9.17 NAME CHANGE. Seller shall file an amendment to Seller's Articles of Incorporation immediately following the Closing which changes Seller's name to a name which is distinguishable from Seller's current name, and which is otherwise reasonably satisfactory to Purchaser; provided however, Seller shall be entitled to continue to use the name "Atlanta On-Line InterNet, Inc." for a period of up to 90 days following the Closing Date for the limited purpose of collecting the Accounts Receivable, payment of Seller's remaining debts and liabilities and winding down of Seller's corporate existence.

        9.18 PRORATIONS. All operating expenses, other than Prepaid Assets, pertaining to the conduct and operation of the Business shall be prorated as of the Closing Date, so that, as between Seller and Purchaser, Seller shall be responsible for all expenses, costs and liabilities (including, without limitation, salaries, ad valorem property taxes, lease payments, etc.) allocable to the period prior to the Closing Date, and Purchaser shall be responsible for all expenses, costs and liabilities allocable to Purchaser's ownership of the Assets and operation of the Business on the Closing Date and thereafter. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than thirty (30) days after Closing. Bills received after Closing which relate to expenses incurred, services performed, or other amounts allocable to the period prior to the Closing Date shall be paid by Seller.

        9.19 PUBLICITY. Except as required by applicable law, or by this Agreement, without the prior written consent of the other party, no party shall disclose or publish or permit the disclosure or publication of any information concerning the material terms of this Agreement and the transactions contemplated hereby.

        9.20 TERMINATION. This Agreement may be terminated:

                  (i)   by mutual agreement of the parties;

                  (ii) by Purchaser, by giving written notice of termination to Seller within five days of the receipt of certain Annexes and the Seller Disclosure Letter required to be delivered by the Seller and the Shareholders after the execution of this Agreement, if the items set forth on the Annexes and the disclosures made in the Seller Disclosure Letter are (a) inconsistent in any material respect with Purchaser's due diligence investigations of Seller, or (b) in the reasonable judgment of the Board of Directors of Purchaser, determined to be either (x) of such significance as to material and adversely affect the financial condition or results of operations of Seller, or (y) to deviate materially and adversely from Seller's Financial Statements;

                  (iii) by either party, upon prior written notice to the other, if the other party materially breaches any representation or warranty or covenant contained in this Agreement; and

                  (iv) by either party, if the Closing shall not have occurred on or before March 31, 1999.

        9.21 PRE-CLOSING OPERATIONS OF SELLER. Between the date of this Agreement and the Closing, Seller shall, and the Shareholders shall cause the Seller to, operate the Business only in the usual, regular and ordinary course and to preserve the Business intact and to keep available to the Purchaser the services of Seller's present employees to the extent contemplated herein. Seller shall not take, and the Shareholders shall cause the Seller not to take, any action inconsistent with the foregoing without the express written consent of the Purchaser.

        9.22 REASONABLE BEST EFFORTS. Between the date of this Agreement and the Closing, Seller, Shareholders and Purchaser each shall use their reasonable best efforts to satisfy the conditions to Closing set forth in Sections 5 and 6 hereof.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble hereto.

                                     HIGH SPEED ACCESS CORP.


                                     By /s/ Ron Pitcock
                                        ----------------------------------------

                                     Title: President
                                            ------------------------------------


                                     ATLANTA ON-LINE INTERNET, INC.


                                     By /s/ Marvin Anglin
                                        ----------------------------------------
                                        Marvin Anglin, President


                                     /s/ Marvin Anglin
                                     -------------------------------------------
                                     Marvin Anglin

                                     /s/ Ellen Anglin
                                     -------------------------------------------
                                     Ellen Anglin